Exhibit 99.1

EXECUTION VERSION

MORGAN STANLEY SENIOR FUNDING, INC.

1585 Broadway

New York, New York 10036

January 30, 2018

Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, CA 94065

Attention: Jason Sebring, Vice President and General Counsel

Shutterfly, Inc.

Commitment Letter

$825,000,000 Incremental Facility

Ladies and Gentlemen:

Shutterfly, Inc., a Delaware corporation (“you” or the “Borrower”), has advised Morgan Stanley Senior Funding, Inc. (“MSSF”, “we”, “our”, “us” or the “Commitment Party”) that you intend to acquire (the “Acquisition”) 100% of the capital stock of Lifetouch Inc., a Minnesota corporation (the “Target”), pursuant to a Stock Purchase Agreement (together with all schedules, and annexes thereto, the “Acquisition Agreement”) between, by and among you, Lifetouch Inc. Employee Stock Ownership Trust, and the Target. After giving effect to the Acquisition, Target will become a wholly-owned subsidiary of the Borrower. For the purposes hereof, all references to (i) “dollars” or “$” in this Commitment Letter (as defined below) are references to United States dollars and (ii) “subsidiary” shall include directly and indirectly owned subsidiaries. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Term Sheet (as defined below) or the Existing Credit Agreement (as defined below), as applicable.

We understand that the total funding required to effect the Acquisition, to repay any existing indebtedness of the Target required to be repaid under the Acquisition Agreement or not permitted to remain outstanding after the Closing Date under the Existing Credit Agreement (the “Refinancing”) and to pay the fees and expenses incurred in connection therewith, shall be provided from (i) cash on hand at the Borrower and (ii) the incurrence by the Borrower of incremental term loans (the “Incremental Term Loans”) in an aggregate principal amount of $825,000,000 under an incremental tranche term loan B facility (the “Incremental Facility”), as described in the summary of terms and conditions attached hereto as Exhibit A (the “Term Sheet”), pursuant to Section 2.17 of that certain Credit Agreement, dated as of August 17, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Existing Credit Agreement”), by and among the Borrower, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and the issuing banks party thereto.

The Acquisition, the entering into of this Commitment Letter (as defined below), the entering into of the Incremental Facility and the initial borrowings thereunder on the Closing Date (as defined below), the Refinancing and the related transactions contemplated by the foregoing as well as the payment of fees, commissions and expenses in connection with each of the foregoing, are collectively referred to as the “Transactions.” No other debt financing will be required for the Transactions.

1.    Commitments. In connection with the foregoing, MSSF is pleased to advise you of its commitment to provide 100% of the Incremental Facility on the terms and subject solely to the Specified Conditions, including the conditions attached hereto as Exhibit B (the “Conditions Annex”, together with the Term Sheet and this letter, the “Commitment Letter”).

We are also pleased to advise you that MSSF is willing to act as sole lead arranger and sole bookrunner for the Incremental Facility (in such capacity, the “Lead Arranger”). The Lead Arranger will perform the duties and exercise the authority customarily performed and exercised by it in such role. No additional advisors, agents, co-agents, arrangers or bookrunners will be appointed and no Lender (as defined below) will receive compensation with respect to the Incremental Facility outside the terms contained in this Commitment Letter and the fee letter executed simultaneously herewith between you and us (the “Fee Letter”) in order to obtain its commitment to participate in the Incremental Facility, in each case, unless you and we so agree.

2.    Conditions to Financing. You agree that the date of the initial borrowing under the Incremental Facility (the “Closing Date”) shall not occur until all of the Specified Conditions (as defined below) have been satisfied (or waived by us). The commitment of the Commitment Party hereunder is subject solely to the satisfaction of the following conditions:

(a)    the negotiation, execution and delivery of definitive loan documentation for the Incremental Facility, including without limitation, an Incremental Term Loan Amendment, security agreements, guaranties and other documentation (the “Financing Documentation”), in each case, reflecting the terms and conditions set forth in this Commitment Letter and other terms not inconsistent therewith that are mutually agreed by you and us and consistent with the Existing Credit Agreement; provided that such terms do not include any additional conditions precedent to the initial funding of the Incremental Facility except the Specified Conditions;

(b)    since January 30, 2018, a Material Adverse Effect (as defined in the Acquisition Agreement) has not occurred;

(c)    the Closing Date shall not occur less than 15 consecutive days following receipt of the Required Information (as defined below) (such 15-consecutive day period, the “Marketing Period”); provided that after commencement of the Marketing Period, the requirement to deliver (or the actual delivery of) additional financial statements or pro forma financial information pursuant to subclauses (A)(ii), (A)(iv) and (B)(iii) of clause (vii) of Exhibit B hereto shall not terminate or restart the Marketing Period; provided further that (x) February 19, 2018 and March 30, 2018 shall not be considered calendar days for purposes of such 15-consecutive day period and (y) the Required Information shall be delivered (and the Marketing Period shall commence) no later than March 30, 2018. “Required Information” shall mean (i) information requested by the Lead Arranger and that is customarily delivered by a borrower in connection with, and necessary for, the preparation of a customary confidential information memorandum for first-lien secured term loan financings (it being understood and agreed that such information shall not include any information customarily provided by an investment bank in the preparation of such a confidential information memorandum), and (ii) the financial information referred to in clause (vii) of Exhibit B hereto; provided that the “Required Information” shall not include (A) any financial information concerning the Target and its subsidiaries other than the financial information referenced in clause (ii) of the definition of “Required Information” and (B) any other information other than such information as the Borrower and the Target and their respective subsidiaries maintain in the ordinary course of business or that is existing or reasonably available and in the possession or control of the Borrower, the Target or their respective subsidiaries. If you reasonably believe that you have delivered the Required Information, you may deliver to the Lead Arranger written notice to that effect (stating when you believe you completed such delivery), in which case you will be deemed to have delivered the Required Information, unless the Lead Arranger in good faith reasonably believes that you have not done so and, within two business days after their receipt of such notice from you, the Lead Arranger delivers a written notice to you to that effect (stating with reasonable specificity what portions of the Required Information are missing or unsuitable); provided, that notwithstanding the foregoing, the delivery of the Required Information shall be satisfied at any time at which (and so long as) the Lead Arranger shall have actually received the Required Information, regardless of whether or when any such notice is delivered to the Borrower by the Lead Arranger; and

(d)    on the Closing Date, satisfaction of the other conditions precedent set forth in the Conditions Annex (such conditions, together with the conditions precedent set forth in the foregoing paragraphs (a) through (c) being referred to in this Commitment Letter as the “Specified Conditions”).

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Financing Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the accuracy of which shall be a condition to availability of the Incremental Facility on the Closing Date shall be (A) such of the representations and warranties made by the Target and its subsidiaries in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that you have the right (taking into account any applicable cure provisions) to terminate, or not to consummate, your obligations under the Acquisition Agreement as a result of a breach or inaccuracy of such representations in the Acquisition Agreement (the “Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Financing Documentation and other closing deliverables set forth in Exhibit B to this Commitment Letter shall be in a form such that they do not impair the availability of, or the initial funding under, the Incremental Facility on the Closing Date if the Specified Conditions are satisfied, it being understood that (w) other than with respect to any UCC Filing Collateral and Stock Certificates (each as defined below), to the extent (a) any security interest in any Collateral is not or cannot be perfected or provided on the Closing Date or (b) evidence of insurance (including insurance certificates and endorsements) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the provision and/or perfection of a security interest in such Collateral or provision of such proof of insurance shall not constitute a condition precedent to the availability of the Incremental Facility on the Closing Date, but may instead be required to be delivered after the Closing Date, pursuant to arrangements and timing to be mutually agreed by the parties hereto acting reasonably, but in no event longer than 60 days, unless extended by the Collateral Agent, (x) with respect to perfection of security interests in UCC Filing Collateral, your sole obligation shall be to irrevocably authorize, and to cause the applicable Guarantors to irrevocably authorize, the Collateral Agent to file necessary UCC financing statements (provided no UCC financing statements will be filed with respect to the Target or its subsidiaries prior to the effectiveness of the Acquisition), (y) with respect to perfection of security interests in Stock Certificates, your sole obligation shall be to use commercially reasonable efforts to deliver to the Collateral Agent Stock Certificates together with undated stock or transfer powers in blank (provided that Stock Certificates of the Target or its subsidiaries are not required to be delivered to the Collateral Agent prior to the effectiveness of the Acquisition) and (z) except as expressly set forth in the preceding clause (i) or (ii), nothing herein shall be construed to limit the applicability of the Specified Conditions. For purposes hereof, (1) “Specified Representations” means the representations and warranties set forth in the Financing Documentation relating to due organization; corporate power and authority; the due authorization, execution, delivery and enforceability of the Financing Documentation; the Financing Documentation not conflicting with charter documents; solvency as of the Closing Date of the Borrower and its subsidiaries on a consolidated basis (after giving effect to the Transactions) (with solvency defined in a manner consistent with the solvency certificate delivered in the form of Exhibit H to the Existing Credit Agreement); Federal Reserve margin regulations; Investment Company Act; Patriot Act; use of proceeds not in violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions; and validity, priority and perfection of security interests (subject to the limits set forth in the preceding sentence and customary “permitted liens”), (2) “UCC Filing Collateral” means Collateral consisting solely of assets of Guarantors organized in the United States for which a security interest can be perfected by filing a Uniform Commercial Code financing statement and (3) “Stock Certificates” means Collateral consisting of certificates representing capital stock or equivalent ownership interests of the Borrower’s material subsidiaries required as Collateral pursuant to the Term Sheet for which a security interest can be perfected by delivering such stock certificates. The provisions of this paragraph shall be referred to herein as the “Certain Funds Provisions.”

3.    Syndication. The Lead Arranger reserves the right, prior to or after execution of the Financing Documentation for the Incremental Facility to syndicate all or part of the Commitment Party’s commitment for the Incremental Facility to one or more financial institutions or institutional lenders in consultation with you. Notwithstanding the Lead Arranger’s right to syndicate each of the Incremental Facility and receive commitments with respect thereto, the Commitment Party will not be relieved of all or any portion of its respective commitments hereunder prior to the funding of the Incremental Facility. Without limiting your obligations to assist with syndication efforts as set forth herein, the Commitment Party agrees that neither commencement nor completion of such syndication is a condition to its respective commitments hereunder.

The Lead Arranger intends to commence syndication efforts promptly. You agree to actively assist the Lead Arranger in achieving a syndication in respect of the Incremental Facility that is reasonably satisfactory to the Lead Arranger. The Lead Arranger intends such syndication to be accomplished by a variety of means, including direct contact during the syndication for the Incremental Facility between senior management and advisors of the Borrower and the proposed syndicate members for the Incremental Facility (collectively, the “Lenders”); provided that, the Lead Arranger will not syndicate to (a) those persons that are direct competitors of any of the Borrower or any of its subsidiaries to the extent identified by you to us (or, if after the Closing Date, to the Administrative Agent) by name in writing from time to time upon three business days’ notice, (b) those banks, financial institutions and other persons separately identified by name by you to us in writing on or before the date hereof or (c) in the case of clauses (a) or (b), any of their affiliates that are identified in writing by you to us (or, if after the Closing Date, to the Administrative Agent) or clearly identifiable as affiliates solely on the basis of their legal name (with customary exclusions for debt funds or investment vehicles as set forth in the Existing Credit Agreement) (such persons or entities in clause (a), (b) or (c), collectively, the

“Disqualified Institutions”); provided, further, that the foregoing limitations shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Incremental Facility to the extent such party was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be. The Lead Arranger will exclusively manage all aspects of the syndication in consultation with you, including the timing, scope and identity of potential lenders (which shall exclude any Disqualified Institutions), any agency or other title designations or roles awarded to any potential lender, any compensation provided to each potential lender from the amount paid to the Lead Arranger pursuant to this Commitment Letter, the Fee Letter and the final allocation of the commitments in respect of each of the Incremental Facility among the Lenders.

To assist the Commitment Party in its syndication efforts, you will (until the earlier to occur of (i) a Successful Syndication (as defined in the Fee Letter) or (ii) 60 days after the Closing Date):

(a)    provide and cause your advisors to provide, and use commercially reasonable efforts to cause the Target and its subsidiaries and advisors to provide, the Lead Arranger and the other syndicate members upon request with all customary information reasonably requested by the Lead Arranger on behalf or at the direction of any syndicate member, including but not limited to the Projections (as defined below) and financial and other information, reports, memoranda and evaluations prepared by, on behalf or at the direction of you, the Target or your or its subsidiaries or your or their respective advisors;

(b)    assist in the preparation of one or more confidential information memoranda (including public and private versions thereof) and other materials, in each case in form and substance customary for transactions of this type and otherwise reasonably satisfactory to the Lead Arranger, to be used in connection with the syndication of the Incremental Facility;

(c)    use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arranger will benefit materially from your existing lending and banking relationships and the existing lending and banking relationships of the Target and its subsidiaries;

(d)    use commercially reasonable efforts to obtain corporate credit or family ratings of the Borrower after giving effect to the Transactions and ratings for the Incremental Facility from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) (collectively, the “Ratings”), in each case on or prior to the commencement of the Marketing Period (it being agreed that obtaining a rating or any specific rating is not a condition to the availability of the Incremental Facility);

(e)    otherwise assist the Lead Arranger in its syndication efforts, including by making available your officers, representatives and advisors and using commercially reasonable efforts to make available the Target’s appropriate officers, representatives and advisors to attend and assist in making presentations regarding the business and prospects of the Borrower and the Target at one or more meetings of Lenders at times to be mutually agreed upon; and

(f)    prior to and until the earlier of the date (i) that a Successful Syndication has been achieved and (ii) 60 days after the Closing Date, there shall be no competing issues of debt securities or commercial bank or other debt facilities (including any renewals or refinancing thereof) by the Borrower and its subsidiaries (and you shall use commercially reasonable efforts to ensure that there are no competing issues of debt securities or commercial bank or other debt facilities (including any renewals or refinancing thereof) by the Target and its subsidiaries) being announced, offered, placed or arranged, including renewals or refinancing of any existing debt (other than (1) the Incremental Facility, (2) the Refinancing, (3) any borrowings under the Existing Credit Agreement, (4) any short-term working capital facilities, letters of credit, capital leases, equipment financings or purchase money indebtedness incurred in the ordinary course of business and (5) indebtedness of the Target and its subsidiaries permitted to be incurred under the Acquisition Agreement).

Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (i) none of the foregoing items in this Section 3 (including the obtaining of the Ratings referenced above) shall constitute a condition to the commitments hereunder or the funding of the Incremental Facility on the Closing Date, (ii) neither the commencement nor the completion of the syndication of the Incremental Facility shall constitute a condition precedent to the commitments or the funding of the Incremental Facility on the Closing Date, and (iii) the only Projections or pro forma or other financial statements that shall be required to be provided to the Lead Arranger in connection with the syndication of the Incremental Facility shall be those required to be delivered pursuant to clause (vii) of Exhibit B to this Commitment Letter.

4.    Information. You represent and warrant (which representation and warranty with respect to the Information (as defined below) and Projections relating to the Target, its subsidiaries and their business is made to the best of your knowledge) that (a) all written information (other than the Projections referred to below, any other forward-looking information, and information of a general economic or industry specific nature) that has been or will hereafter be made available by you or by any of your agents or representatives in connection with the Transactions (the “Information”) to the Commitment Party or any of its affiliates, agents or representatives or to any Lender or any potential Lender is, and will be at the time it is delivered, and when taken as a whole, and taken together with your filings with the Securities and Exchange Commission, accurate in all material respects and does not, and will not at the time it is delivered, when taken as a whole, and taken together with your filings with the Securities and Exchange Commission, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made after giving effect to any supplements and updates thereto and (b) all financial projections (the “Projections”) that have been or will be made available to the Commitment Party or any of its affiliates, agents or representatives or to any Lender or any potential Lender in connection with the Transactions have been or will be, prepared in good faith based upon assumptions that you believe to be reasonable at the time such Projections are made available to the Commitment Party or any of its affiliates, or to any Lender or any potential Lender in connection with the Transactions (it being understood by the Commitment Party and the Lenders that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies and are not a guarantee of financial performance and that actual results may differ materially from such Projections, and that no assurance can be given that the projected results will be realized). You agree that if at any time prior to the earlier to occur of (i) a Successful Syndication or (ii) 60 days after the Closing Date any of the representations in the preceding sentence would be incorrect (to the best of your knowledge with respect to Information relating to the Target and its subsidiaries) in any material respect if the Information or Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly supplement, or cause to be supplemented, (or, in the case of the Target, use commercially reasonable efforts to cause the Target to supplement) the Information or Projections, as the case may be, so that such representations and warranties will be correct in all material respects (to the best of your knowledge, with respect to Information relating to the Target and its subsidiaries) at such time. You agree that, in issuing the commitments hereunder and in arranging and syndicating the Incremental Facility, we will be entitled to use and rely on the Information and the Projections furnished by you without responsibility for the independent verification thereof. For the avoidance of doubt, nothing in this Section 4 will constitute a condition to the availability of the Incremental Facility on the Closing Date.

You acknowledge that the Lead Arranger may make available any Information and Projections (collectively, the “Company Materials”) to potential Lenders by posting the Company Materials on IntraLinks, the Internet or another similar electronic system (the “Platform”). You agree to assist, at the request of the Lead Arranger, in the preparation of a version of a confidential information memorandum and other marketing materials and presentations to be used in connection with the syndication of the Incremental Facility, consisting exclusively of information or documentation that is either (i) publicly available or (ii) not material with respect to the Borrower, the Target or their respective subsidiaries or any of the Borrower’s or its subsidiaries’ respective securities for purposes of United States federal and state securities laws or any other applicable national or local securities laws (all such information and documentation being “Public Lender Information”). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information.” It is understood that, in connection with your assistance described above, customary authorization letters will be included in any information package and presentation whereby you authorize the distribution of such information to prospective Lenders, containing a representation that the Public Lender Information does not include material non-public information about the Borrower, the Target, their respective subsidiaries or any of the Borrower’s or its subsidiaries’ respective securities and, in each case, confirming the accuracy in all material respects of the information provided and including language exculpating us with respect to any liability related to the use of the contents of such Public Lender Information by the recipients thereof. You further agree that each document to be disseminated by the Lead Arranger to any Lender or potential Lender in connection with the syndication of the Incremental Facility will be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You acknowledge that the following documents will contain solely Public Lender Information (unless you promptly notify us otherwise and provided that you have been given a reasonable opportunity to review such documents): (i) drafts and final versions of the Financing Documentation; (ii) administrative materials prepared by the Lead Arranger for potential Lenders (e.g. a lender meeting invitation, allocation and/or funding and closing memoranda); and (iii) customary marketing term sheets and notification of changes in the terms of the Incremental Facility.

5.    Costs, Expenses and Fees. You agree to pay or reimburse the Lead Arranger, the Administrative Agent and the Commitment Party for all reasonable, documented out-of-pocket costs and expenses incurred by the Lead Arranger, the Administrative Agent and the Commitment Party or their respective affiliates (whether incurred before or after the date hereof) in connection with the Incremental Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, the Fee Letter, the Financing Documentation and any security arrangements in connection therewith, including without limitation, the reasonable and documented fees and disbursements of outside counsel (limited to one outside counsel per applicable jurisdiction and, in the case of a conflict of interest where the person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another outside counsel per applicable jurisdiction for such affected person), in each case, regardless of whether the Closing Date occurs; provided the reimbursement of any fees, costs and expenses of outside counsel pursuant to this Section 5(a) shall not exceed the Cap (as defined in the Fee Letter) unless the Closing Date occurs after May 31, 2018, in which case, the Lead Arranger and the Borrower shall negotiate in good faith on a revised expense cap consistent with the Cap but taking into consideration the additional work required after May 31, 2018 to the Closing Date. You further agree to pay all reasonable and documented out-of-pocket costs and expenses of the Lead Arranger, the Administrative Agent and the Commitment Party and their affiliates (including, without limitation, fees and disbursements of one primary counsel to the Lead Arranger, the Administrative Agent and the Commitment Party and their affiliates taken together and a single local counsel in each relevant jurisdiction (and, if there is a conflict of interest, one additional counsel for such persons taken as a whole)) incurred in connection with the enforcement of any of its rights and remedies hereunder. In addition, you hereby agree to pay when and as due the fees described in the Fee Letter. Notwithstanding the foregoing, the provisions of this Section 5 shall not apply to costs and expenses incurred by Morgan Stanley & Co. LLC in its role as financial advisor to the Borrower in connection with the Acquisition.

6.    Indemnity. You agree to indemnify and hold harmless the Lead Arranger and, the Administrative Agent and their respective affiliates (including, without limitation, controlling persons) and each director, officer, employee, advisor, agent, affiliate, successor, partner, representative and assign of each of the foregoing (each an “Indemnified Person”) from and against any and all actions, suits, investigations, inquiries, claims, losses, damages, liabilities, expenses or proceedings commenced or threatened to which any Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Incremental Facility, the actual or intended use of proceeds thereof or the Transactions (regardless of whether any such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or otherwise) (any of the foregoing, a “Proceeding”), and you agree to reimburse each Indemnified Person upon demand for any reasonable and documented out-of-pocket legal expenses (limited to one outside counsel per applicable jurisdiction and, in the case of an actual conflict of interest where the person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another outside counsel per applicable jurisdiction for such affected person) or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such Proceeding; provided, however, that no Indemnified Person will be indemnified for any losses, claims, damages, liabilities or related expenses to the extent (i) determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Person, (ii) resulting from the material breach of the obligations of such Indemnified Person under this Commitment Letter as determined by a final, nonappealable judgment of a court of competent jurisdiction or (iii) arising out of, or in connection with, any Proceeding that does not involve an act or omission by you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person as determined by a final, non-appealable judgment of a court of competent jurisdiction (other than any Proceeding against any Indemnified Person in its capacity or fulfilling its role as an arranger, agent or similar role); provided further, that the foregoing indemnity will not apply to any Indemnified Person in the event of any settlement entered into by such Indemnified Person without your prior written consent (such consent thereto not to be unreasonably withheld, delayed or conditioned); provided further, that the right to indemnification pursuant to this Section 5 shall not apply to Morgan Stanley & Co. LLC in its role as financial advisor to the Borrower in connection with the Acquisition. In the case of any Proceeding to which the indemnity in this paragraph applies, such indemnity and reimbursement obligations shall be effective, whether or not such Proceeding is brought by you, the Target, any of your or its respective securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Commitment Letter, the Fee Letter, the Incremental Facility or any of the Transactions is consummated. Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission and (ii) neither you nor any Indemnified Person or any of your or their respective affiliates, directors, officers, employers, advisors or agents shall be liable for any special, indirect, consequential or punitive damages in connection with this Commitment Letter, the Fee Letter, the Incremental Facility or any of the Transactions contemplated hereby; provided, however, that this clause (ii) shall not limit your obligations set forth above to the extent an Indemnified Person is found so liable. It is further agreed that the Commitment Party shall have liability only to you (as opposed to any other person). The obligations to indemnify each Indemnified Person and to pay such legal and other expenses shall remain effective until the Closing Date, and thereafter the indemnification and expense reimbursement obligations contained herein shall automatically terminate and be superseded by those contained in the definitive documentation for the Incremental Facility pursuant to which the Borrower shall be liable for such indemnification and expense reimbursement obligations as provided therein.

You will not, without the prior written consent of the applicable Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder by such Indemnified Person unless such settlement, compromise, consent or termination (i) includes an unconditional release in writing of such Indemnified Person from all liability on claims that are the subject of such Proceeding and (ii) does not include any statement as to, or any admission of, fault, culpability, or a failure to act by or on behalf of any Indemnified Person.

7.    Confidentiality. This Commitment Letter is furnished solely for your benefit, and may not be relied upon or enforced by any other person or entity other than the parties hereto and the Indemnified Persons. This Commitment Letter is delivered to you with the understanding that you will not disclose, directly or indirectly, the Fee Letter or its contents or, prior to your acceptance hereof, this Commitment Letter or its contents, to any other person or entity except that you may disclose (a) this Commitment Letter, the Fee Letter and the contents hereof and thereof (i) to your directors, officers, employees, attorneys, accountants and advisors and the directors, officers, employees, attorneys, accountants and advisors of the Target, in each case only in connection with the evaluation of the Transactions; provided that only a redacted version of the Fee Letter and the contents thereof (with the only redactions relating to fee amounts or “market flex” provisions and no such redactions relating to any terms that would adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the financing contemplated by this Commitment Letter and the Fee Letter) may be disclosed to directors, officers, employees, attorneys, accountants and advisors of the Target; and (ii) to the extent such disclosure is required by applicable law or compulsory legal process (provided that you agree, to the extent practicable and permitted by applicable law, to inform the Lead Arranger promptly thereof); and (b) this Commitment Letter and the contents hereof (but not the Fee Letter nor the contents thereof) in any prospectus or other offering memorandum relating to the Transactions, to any rating agencies and in any proxy or circular relating to the Transactions; provided that you may disclose the aggregate fee amounts contained in the Fee Letter as part of pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts and related to the Transactions to the extent customary or required in any public release or filing related to the Transactions.

Each of the Lead Arranger, the Administrative Agent, the Commitment Party and their respective affiliates shall use all non-public information received by them in connection with the Transactions solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided, however, that nothing herein shall prevent any such person from disclosing any such information (a) to rating agencies, (b) to any Lenders or participants or prospective Lenders or participants, (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case such person shall promptly notify you, in advance, to the extent permitted by law, regulation or regulatory policy), (d) to the employees, legal counsel, independent auditors, professionals and other experts or agents of such person (collectively, “Representatives”) who need to know such information and are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (f) to any of its affiliates (provided that any such affiliate is advised of its obligation to retain such information as confidential, and such person shall be responsible for its affiliates’ compliance with this paragraph) solely in connection with the Transactions, (g) to the extent any such information becomes publicly available other than by reason of disclosure by such person, its affiliates or Representatives in breach of this Commitment Letter, (h) upon the request or demand of any regulatory authority having jurisdiction over us (in which case such person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent permitted by law, regulation or regulatory policy), (i) to the extent that such information is received by us from a third party that is not, to our knowledge, subject to confidentiality obligations owing to you or any of your affiliates or related parties, (j) to the extent that such information has been, prior to the date hereof, independently developed by a Commitment Party or (k) for purposes of establishing a “due diligence” defense; provided, that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis in accordance with the standard syndication processes of such person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information. The Commitment Party and its affiliates’, if any, obligations under this paragraph shall terminate automatically and be superseded by the corresponding confidentiality provisions in the definitive documentation relating to the Incremental Facilities, upon the initial funding thereunder. The provisions of this paragraph shall automatically terminate two (2) years following the date of this Commitment Letter.

Notwithstanding anything in this Section 7 to the contrary, the Commitment Party may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or World Wide Web as they may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you and your affiliates (or any of them), and the amount, type and closing date of the Transactions, all at the Commitment Party’s expense.

8.    Patriot Act. We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (October 26, 2001) (as amended, the “Patriot Act”), we and the other Lenders are required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name, address, tax identification number and other information regarding the Borrower and the Guarantors that will allow any of us or such Lender to identify the Borrower and the Guarantors in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective on behalf of the Commitment Party and each other Lender.

9.    Governing Law etc. THIS COMMITMENT LETTER AND THE FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY; PROVIDED THAT (A) THE INTERPRETATION OF THE DEFINITION OF MATERIAL ADVERSE EFFECT (AS

DEFINED IN THE ACQUISITION AGREEMENT) AND WHETHER THERE SHALL HAVE OCCURRED A MATERIAL ADVERSE EFFECT, (B) WHETHER THE ACQUISITION HAS BEEN CONSUMMATED AS CONTEMPLATED BY THE ACQUISITION AGREEMENT AND (C) WHETHER THE REPRESENTATIONS AND WARRANTIES MADE BY THE TARGET IN THE ACQUISITION AGREEMENT ARE ACCURATE AND WHETHER AS A RESULT OF ANY INACCURACY OR BREACH THEREOF YOU HAVE THE RIGHT TO TERMINATE OR NOT CONSUMMATE YOUR OBLIGATIONS UNDER THE ACQUISITION AGREEMENT, SHALL BE DETERMINED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS COMMITMENT LETTER AND/OR THE FEE LETTER IS HEREBY WAIVED. You hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and New York State courts located in the City of New York, Borough of Manhattan (and appellate courts thereof) in connection with any dispute related to this Commitment Letter, the Fee Letter or any matters contemplated hereby or thereby and agree that any service of process, summons, notice or document by registered mail addressed to you shall be effective service of process for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by law.

10.    Other Activities; No Fiduciary Relationship; Other Terms. As you know, the Commitment Party is a full service securities firm engaged, either directly or indirectly through its affiliates in various activities, including securities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Commitment Party and its affiliates may actively trade the debt and equity securities (or related derivative securities) of the Borrower, the Target or other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Commitment Party or any of its affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities or other debt obligations of the Borrower, the Target or other companies which may be the subject of the arrangements contemplated by this Commitment Letter.

The Lead Arranger, the Administrative Agent and the Commitment Party and their respective affiliates may have economic interests that conflict with those of you or the Target and may provide financing or other services to parties whose interests conflict with yours. You agree that the Lead Arranger, the Administrative Agent and the Commitment Party will act under this agreement as an independent contractor and that nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary, agency or similar relationship or fiduciary or other implied duty between the Lead Arranger, the Administrative Agent, the Commitment Party or their respective management, stockholders or affiliates on the one hand and you, the Target or your or their management, stockholders or affiliates on the other hand. You and your subsidiaries acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Lead Arranger, the Administrative Agent and the Commitment Party, on the one hand and you on the other hand, (ii) in connection therewith and with the process leading to such transaction the Commitment Party is acting solely as a principal and not as a fiduciary of you, your management, stockholders, creditors or any other person, (iii) none of the Lead Arranger, the Administrative Agent or the Commitment Party has assumed (nor will you or your subsidiaries claim that the Lead Arranger, the Administrative Agent or the Commitment Party have assumed) an advisory or fiduciary responsibility in favor of you or your subsidiaries with respect to the Transactions or the process leading thereto (irrespective of whether the Lead Arranger, the Administrative Agent or the Commitment Party or any of their respective affiliates had advised or is currently advising you on other matters) or any other obligation to you or your subsidiaries, except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) you have consulted your own legal and financial advisors to the extent you deem appropriate.

Without limiting the foregoing, each party hereto acknowledges that Morgan Stanley & Co. LLC is acting as a buy-side financial advisor to the Borrower in connection with the Acquisition. Each party hereto agrees not to assert or allege any claim based on actual or potential conflict of interest arising or resulting from, on the one hand, the engagement of Morgan Stanley & Co. LLC in such capacity and, on the other hand, the obligations of MSSF hereunder.

You further acknowledge and agree that you and your subsidiaries are responsible for making your own independent judgment with respect to the Transactions and the process leading thereto. In addition, please note that the Lead Arranger, the Administrative Agent and the Commitment Party and their respective affiliates do not provide accounting, tax or legal advice.

We reserve the right to employ the services of one or more of our affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to such affiliates certain fees payable to us in such manner as we and such affiliates may agree in our sole discretion. You also agree that the Commitment Partyy may at any time and from time to time assign all or any portion of its respective commitments hereunder to one or more of their respective affiliates; provided that the Commitment Party will not be relieved of all or any portion of its commitments hereunder prior to the funding of the Incremental Facility. You acknowledge that the Commitment Party may share with any of its affiliates, and such affiliates may share with the Commitment Party, any information related to the Transactions, you, the Target, any of your or their subsidiaries or any of the matters contemplated hereby in connection with the Transactions.

11.    Acceptance, Termination, Amendment, etc. Please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to us executed counterparts hereof and thereof by no later than 5:00 P.M., New York time, on January 30, 2018. The commitments and other obligations of the Commitment Party set forth in this Commitment Letter shall automatically terminate unless the Commitment Party shall in its discretion agree to an extension, upon the earliest to occur of (i) the execution and delivery of the Financing Documentation by all of the parties thereto and the consummation of the Acquisition; (ii) the consummation of the Acquisition without use of the Incremental Facility; (iii) the first business day following the Outside Termination Date (as defined in the Acquisition Agreement as of the date hereof and including extensions thereof in accordance with Section 8.1(c) of the Acquisition Agreement as of the date hereof); and (iv) the valid termination of the Acquisition Agreement or you and the Target publicly announce your abandonment of the Acquisition.

This Commitment Letter and the Fee Letter constitute the entire agreement and understanding between you and your subsidiaries and affiliates and the Commitment Party with respect to the Incremental Facility and supersedes all prior written or oral agreements and understandings relating to the specific matters hereof. No individual has been authorized by the Commitment Party or any of its affiliates to make any oral or written statements that are inconsistent with this Commitment Letter or the Fee Letter.

Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter and the Fee Letter by facsimile or electronic .pdf shall be effective as delivery of a manually executed counterpart of this Commitment Letter and the Fee Letter. This Commitment Letter and the Fee Letter may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument. The provisions of the Fee Letter, Sections 3, 4, 5, 6, 8, 9, 10 herein and this Section 11 shall survive termination of this Commitment Letter, provided that Sections 3 and 4 shall survive only if the Closing Date occurs. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto. This Commitment Letter shall not be assignable by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), and any purported assignment without such consent shall be null and void; provided any and all services to be provided by us hereunder may be performed and any and all rights of us hereunder may be exercised by or through any of our affiliates or branches and, in connection with the provision of such services, we may exchange with such affiliates and branches information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, subject to the confidentiality provisions contained herein, and to the extent so employed, such affiliates and branches shall be entitled to the benefits afforded to us hereunder. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto (and any Indemnified Persons).

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We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Jonathon Rauen
Name:	Jonathon Rauen
Title:	Authorized Signatory

SIGNATURE PAGE TO COMMITMENT LETTER

Accepted and agreed to as of the date first written above by:

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Name:	Jason Sebring
Title:	VP and General Counsel

SIGNATURE PAGE TO COMMITMENT LETTER

Exhibit A

SUMMARY OF CERTAIN TERMS AND CONDITIONS

$825,000,000 INCREMENTAL FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Exhibit A is attached or the Existing Credit Agreement, as applicable.

Borrower:	Shutterfly, Inc., a Delaware corporation (the “Borrower”).

Guarantors:	All existing and future wholly owned, direct and indirect domestic material restricted subsidiaries of the Borrower (all of such subsidiaries being, collectively, the “Guarantors”), subject to the exceptions and exclusions set forth in the Existing Credit Agreement.

Administrative and Collateral Agent:	Morgan Stanley Senior Funding, Inc. will act as sole and exclusive administrative and collateral agent for the Lenders (the “Administrative Agent”).

Lead Arranger and Bookrunner:	Morgan Stanley Senior Funding, Inc., will act as sole lead arranger and bookrunner for the Incremental Facility (as defined below) (in such capacity, the “Lead Arranger”).

Lenders:	A syndicate of banks, financial institutions and institutional lenders (excluding Disqualified Institutions) selected by the Lead Arranger in consultation with the Borrower (the “Lenders”).

Incremental Term Loans:	The Borrower will obtain, under Section 2.17 of the Existing Credit Agreement, Incremental Term Loans secured on a pari passu basis with the Loans outstanding under the Existing Credit Agreement in an aggregate principal amount equal to $825,000,000 (the “Incremental Term Loans”). The full amount of the Incremental Term Loans will be available to the Borrower in U.S. dollars in a single drawing on the Closing Date. Incremental Term Loans that are repaid or prepaid may not be reborrowed. Except as set forth herein, the terms of the Incremental Facility shall be the same as those set forth in the Existing Credit Agreement.

Transactions:	The Borrower intends to acquire (the “Acquisition”) 100% of the capital stock of Lifetouch Inc., a Minnesota corporation (the “Target”), pursuant to a Stock Purchase Agreement (together with all schedules; exhibits and annexes thereto, the “Acquisition Agreement”). In connection with the Acquisition, the Borrower (a) will obtain the Incremental Term Loans under an incremental tranche term loan B facility described herein (the “Incremental Facility”), (b) repay existing indebtedness of the Target that is required to be repaid pursuant to the Acquisition Agreement (the “Refinancing”) and (c) will pay fees and expenses incurred in connection with the foregoing (including fees and expenses in connection with the Incremental Facility). The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Purpose:	The proceeds of the Incremental Term Loans on the Closing Date shall be used (i) to finance the Acquisition, (ii) to finance the Refinancing and (ii) to pay fees and expenses incurred in connection with the Transactions.

Interest Rates:	The interest rates per annum applicable to the Incremental Term Loans will be, at the option of the Borrower, (i) the Adjusted LIBO Rate plus the Applicable Margin or (ii) the Alternate Base Rate plus the Applicable Margin. The “Applicable Margin” means 3.00% per annum, in the case of any Eurodollar Loan and 2.00% per annum, in the case of any ABR Loan.

“Adjusted LIBO Rate” and “Alternate Base Rate” will have meanings set forth in the
Existing Credit Agreement. The default rate applicable to the Incremental Term Loans shall be the same as in the Existing Credit Agreement.

Calculation of Interest and Fees:	The calculation of interest and fee provisions shall be the same as those contained in the Existing Credit Agreement.

Cost and Yield Protection:	The cost and yield protection provisions shall be the same as those contained in the Existing Credit Agreement.

Maturity Date:	August 17, 2024

Scheduled Amortization:	The Incremental Term Loans shall be subject to quarterly amortization of principal equal to 0.25% per quarter (on the same payment dates as apply to installments of the existing Term Loans) of the original aggregate principal amount of such Incremental Term Loans, with the balance payable at final maturity of such Incremental Term Loans.

Mandatory Prepayments:	The mandatory prepayment provisions shall be the same as those contained in the Existing Credit Agreement.

Optional Prepayments:	The Incremental Term Loans may be prepaid at any time, in whole or in part without premium or penalty, upon written notice, at the option of the Borrower, together with accrued and unpaid interest thereon, to the date of prepayment, except (A) that any prepayment of Eurodollar Loans other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom as set forth in Section 2.13 of the Existing Credit Agreement and (B) as set forth in “Call Protection” below. Each optional prepayment of the Incremental Facility shall be applied as set forth in the Existing Credit Agreement.

Call Protection:	The Borrower shall pay a premium payable upon any prepayment of or amendment to the Incremental Facility occurring on or prior to the six month anniversary of the Closing Date in connection with a Repricing Event in the amount of 1.00% of the principal amount subject to the Repricing Event.

Security:	Subject to the Certain Funds Provisions, the Incremental Term Loans shall be secured by valid and perfected first priority liens on and security interests in all tangible and intangible assets, including without limitation all personal property of the Borrower and the Guarantors, subject to the limitations and exceptions set forth in the Existing Credit Agreement (collectively, the

Exhibit A-2

“Collateral”), on a pari passu basis with the other Loans and extensions of credit under the Existing Credit Agreement; provided that the Collateral shall not exclude fee-owned real property above a threshold to be agreed.

Conditions Precedent to Closing:	Limited to the Specified Conditions.

Representations and Warranties:	The representations and warranties shall be the same as those contained in the Existing Credit Agreement.

Covenants:	The affirmative and negative covenants shall be the same as those contained in the Existing Credit Agreement.

Financial Covenant:	None.

Events of Default:	The events of default shall be those contained in the Existing Credit Agreement.

Assignments and Participations:	The assignment and participations provisions shall be the same as those contained in the Existing Credit Agreement.

Waivers and Amendments:	The waivers and amendments provisions shall be the same as those contained in the Existing Credit Agreement.

Indemnification:	The indemnification provisions shall be the same as those contained in the Existing Credit Agreement.

Governing Law:	New York.

Expenses:	The expense provisions shall be the same as those contained in the Existing Credit Agreement.

Counsel to the Commitment Parties:	Skadden, Arps, Slate, Meagher & Flom LLP.

Exhibit A-3

Exhibit B

CONDITIONS PRECEDENT TO CLOSING

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Exhibit B is attached or the Existing Credit Agreement, as applicable.

Subject in all respects to the Certain Funds Provisions, the initial extension of credit under the Incremental Facility will be subject to satisfaction (or waiver by the Commitment Party and the Lead Arranger) of the following conditions precedent:

(i)    The Acquisition shall have been or shall substantially concurrently be, consummated in accordance with the terms of the Acquisition Agreement without giving effect to any amendment, change or supplement or waiver of any provision thereof that is materially adverse to the interests of the Lenders or the Lead Arranger (in their capacity as such) without the prior written consent of the Lead Arranger, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (a) any increase in purchase price for the Acquisition will not be materially adverse to Lenders and the Lead Arranger so long as such increase is not funded with additional indebtedness and (b) any reduction of the purchase price in respect of the Acquisition will be materially adverse to the Lenders and the Lead Arranger, unless (x) such reduction is in the aggregate less than 10% of the purchase price payable pursuant to the Acquisition Agreement (prior to any amendment, change, supplement or waiver) and (y) there is a concurrent reduction in the aggregate principal amount of the commitments in respect of the Incremental Facility).

(ii)    Immediately following the Transactions, the Refinancing shall be consummated and neither the Borrower nor any of its subsidiaries shall have any indebtedness or preferred equity (and the Lead Arranger and the Administrative Agent shall have received satisfactory evidence thereof) other than as set forth in the Commitment Letter or permitted to be outstanding after the Closing Date under the Existing Credit Agreement. The Lead Arranger and the Administrative Agent shall have received reasonably satisfactory evidence of repayment of all indebtedness to be repaid on the Closing Date and the discharge (or the making of arrangements for discharge) of all liens other than liens permitted to remain outstanding under the Existing Credit Agreement.

(iii)     As of the date of the Acquisition Agreement, the representations and warranties of each the Borrower and Guarantors set forth in Article III of the Existing Credit Agreement shall have been true and correct in all material respects (or in all respects to the extent that any representation and warranty is qualified by materiality or Material Adverse Effect) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

(iv)    The Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(v)    The Administrative Agent shall have received an executed solvency certificate in the form of Exhibit H to the Existing Credit Agreement from the chief financial officer of the Borrower.

Exhibit B-4

(vi)    The Administrative Agent shall have received (A) customary opinions of counsel to the Borrower and the Guarantors, (B) customary corporate resolutions, customary evidence of authority, customary governing documents consisting of bylaws, operating agreements, charters and equivalent documents, customary lien searches, customary good standing certifications in the respective jurisdictions of organization of the Borrower and the Guarantors and customary closing certificates, (C) subject in all respects to the Certain Funds Provisions, all documents and instruments (including schedules to security documentation) required to create and perfect the Administrative Agent’s senior priority security interest in the Collateral shall have been executed and delivered by the Borrower and the Guarantors (or, where applicable, the Borrower and the Guarantors shall have authorized the filing of financing statements under the Uniform Commercial Code) and, if applicable, be in proper form for filing, (D) subject in all respects to the Certain Funds Provisions, customary insurance certificates, and (E) a Borrowing Request.

(vii)    The Lead Arranger shall have received (A)(i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower as of and for the fiscal years of Borrower ended December 31, 2015 and December 31, 2016 (the Lead Arranger acknowledges that it has received such financial statements on or prior to the date hereof); (ii) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower as of and for the most recent fiscal year of Borrower ended after December 31, 2016 and more than 90 days prior to the Closing Date (together with the financial statements referred to in the foregoing clause (i), the “Borrower Audited Financial Statements”); (iii) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower as of and for each of the fiscal quarters of Borrower ended September 30, 2017, June 30, 2017, and March 31, 2017 (the Lead Arranger acknowledges that it has received such financial statements on or prior to the date hereof); and (iv) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower as of and for each of the fiscal quarters of Borrower ended after September 30, 2017 and more than 45 days prior to the Closing Date (other than the last fiscal quarter of any fiscal year of Borrower) (together with the financial statements referred to in the foregoing clause (iii), the “Borrower Unaudited Financial Statements”); (B)(i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target as of and for the fiscal years of Target ended June 30, 2015, June 30, 2016 and June 30, 2017 (the Lead Arranger acknowledges that it has received such financial statements on or prior to the date hereof); (ii) unaudited consolidated balance sheets and related statements of income and cash flows of the Target as of and for the six-month period ended December 31, 2017 (the Lead Arranger acknowledges that it has received such financial statements on or prior to the date hereof); and (iii) unaudited consolidated balance sheets and related statements of income and cash flows of the Target as of and for each of the fiscal quarters of Target ended after December 31, 2017 and more than 45 days prior to the Closing Date (other than the last fiscal quarter of any fiscal year of Target); (C) a pro forma consolidated balance sheet and related statements of income for the Borrower (the “Pro Forma Financial Statements”) as of and for the last fiscal year of Borrower covered by the Audited Financial Statements of Borrower and for the latest four-quarter period ended with the latest period covered by the Unaudited Financial Statements of Borrower, in each case after giving effect to the Transactions; and (D) forecasts of the financial performance of the Borrower and its subsidiaries (including Target) (i) on an annual basis, through the Initial Term B Facility Maturity Date and (y) on a quarterly basis, through the first year following the Closing Date. The financial statements referred to in clauses (A) and (B) shall be prepared in accordance with accounting principles generally accepted in the United States (subject, in the case of unaudited financial statements, to the absence of footnotes and subject to year-end adjustments). The Pro Forma Financial Statements need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

Exhibit B-5

(viii)    The Borrower shall have complied with all of its obligations under the Fee Letter and all fees due to the Administrative Agent, the Lead Arranger and the Lenders under the Fee Letter and the Commitment Letter to be paid, and all expenses to be paid or reimbursed under the Commitment Letter to the Administrative Agent, the Lead Arranger that have been invoiced at least two business days prior to the Closing Date, shall have been paid, in each case, from the proceeds of the initial funding under the Incremental Facility.

(ix)    So long as requested at least ten days prior to the Closing Date, the Administrative Agent shall have received, at least three days prior to the Closing Date, all documentation and other information with respect to the Borrower and the Guarantors that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S.A. PATRIOT Act.

(x)    (A) As of the Closing Date, no Event of Default under Section 7.01(a), (b), (h) or (i) of the Existing Credit Agreement shall have occurred and be continuing after giving effect (including on a Pro Forma Basis) to the Acquisition and the actions to be taken in connection therewith (including, without limitation, the incurrence of the Incremental Facility and any substantially concurrent use of proceeds thereof) and (B) as of the date of the Acquisition Agreement, no Default or Event of Default shall have occurred and been continuing or resulted from Borrower’s entry into the Acquisition Agreement.

(xi)    As of the date of the Acquisition Agreement, after giving pro forma effect to the Acquisition and the actions to be taken in connection therewith (including, without limitation, the incurrence of the Incremental Facility and the use of proceeds thereof) as if such Acquisition and other actions had occurred on such date, the Secured Leverage Ratio shall not exceed 3.50 to 1.00.

Exhibit B-6